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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-61898) of Kerr-McGee Holdco, Inc. of our report dated February 26, 1999, appearing in the Kerr-McGee Corporation Annual Report on Form 10-K for the year ended December 31, 2000, on our audits of the consolidated financial statements of Oryx Energy Company, which such financial statements are not separately presented therein.

                                                      PricewaterhouseCoopers LLP

Dallas, Texas
 June 18, 2001